UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2024

PRECIPIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36439	91-1789357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Science Park, New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(203) 787-7888

(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRPO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2024, to retain and motivate employees and other key contributors of Precipio Inc. (the “Company”), the board of directors of the Company (the “Board”) approved a one-time stock option repricing (the “Option Repricing”), effective August 31, 2024 (the “Effective Date”). The repricing was undertaken in accordance with, and as permitted by, the Company’s Amended and Restated 2017 Stock Option and Incentive Plan, as amended, (the “2017 Plan”). Pursuant to the Option Repricing, all Relevant Options (as defined below) granted pursuant to the 2017 Plan that are held by Company employees and non-employee directors and service providers of the Board of the Company were repriced, to the extent such options had an exercise price in excess of $6.56, the closing price per share of the Company’s Common Stock as reported on The Nasdaq Stock Market on August 30, 2024.

“Relevant Options” means all outstanding eligible stock options granted to eligible employees and non-employee directors and service providers of the Board of the Company before and including December 31, 2022 under the Plan.

As of the Effective Date, all such options were repriced such that the exercise price per share was reduced to $6.56, provided that the original exercise price will apply to stock option exercises during the Retention Period. Out of the Company’s approximately 304,000 total outstanding options, approximately 177,000 were repriced.

If prior to the first anniversary of the Effective Date (except following a change of control), a Relevant Option is exercised or employment/services are terminated by the Company with cause or voluntarily by the option holder, the option holder will be required to pay the original exercise price of the Relevant Option. If the employment/services of an option holder is terminated by the Company without cause prior to the first anniversary of the Effective Date, the option holder will retain the benefit of the reduced exercise price.

The Board approved the Option Repricing after careful consideration of various alternatives, the recommendation of the compensation committee of the Board determining that the repricing was fair, just, and reasonable to the Company and its stockholders. According to the Plan, the Option Repricing is not subject to approval of the Company’s stockholders. The Relevant Options include the following stock options held by the individuals named herein. The Company is in the process of evaluating the accounting for the repricing in the Company’s financial statements and expects to record the impact of the Option Repricing in the quarter ending September 30, 2024.

Name and Position	Total Outstanding Options	Exercise Price Range of Relevant Options	Number of Relevant Options Repriced	Number of Options not Repriced
Ilan Danieli Chief Executive Officer	65,471	$30.80 - $561.00	44,971	20,500
Matthew Gage Chief Financial Officer	11,574	$30.80 - $213.00	3,824	7,750
Ahmed Zaki Sabet Chief Operating Officer	20,049	$30.80 - $213.00	19,299	9,750
Ayman Mohamed Chief Technology Officer	31,799	$30.80 - $213.00	20,799	11,000
Richard Sandberg Director	7,798	$26.00 - $64.40	5,298	2,500
Kathleen LaPorte Director	8,186	$26.00 - $129.00	5,686	2,500
David Cohen Director	8,209	$26.00 - $408.00	5,709	2,500
Jeffery Cossman Director	9,296	$26.00 - $561.00	6,796	2,500
Ron Andrews Director	6,111	$30.80 - $64.40	3,611	2,500

The foregoing description of the Option Repricing is qualified in its entirety by reference to the Form of Notice of Stock Option Repricing which will be filed with our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

By:	/s/ Ilan Danieli
Name:	Ilan Danieli
Title:	Chief Executive Officer

Date:      September 6, 2024